Exhibit 99.1

XTRA-GOLD RESOURCES CORP.

NEWS RELEASE	October 28, 2009

Xtra-Gold Intersects 39.0 Meters Grading 9.23 Grams Per Tonne Gold (Uncut) on
Zone 2 at Kibi Gold Trend Project, Ghana

Xtra-Gold Resources Corp. (‘Xtra-Gold’ or ‘the Company’) – ‘XTGR’ (OTCBB – NASD) is pleased to announce further encouraging gold assay results from the remaining 12 Reverse Circulation (‘RC’) holes on Zone 2 from the recently completed Phase II drill program at its wholly-owned Kibi Gold Trend Project, located in the Kibi – Winneba greenstone belt (“Kibi Gold Belt”), in Ghana, West Africa. Drilling highlights include granitoid – hosted gold mineralization intercepts from surface of 39.0 meters grading 9.23 grams per tonne (g/t) gold uncut (3.54 g/t gold cut), including 10.0 meters grading 33.15 g/t gold uncut (10.95 g/t gold cut), in drill hole KBRC09060; and 76.0 meters grading 1.62 g/t gold, including 20.0 meters grading 3.36 g/t gold (and including 5.25 g/t gold over 9.0 meters) in hole KBRC09068. Significant gold intercepts for holes #KBRC09057 to #KBRC09068 are tabled below.

“These results are very encouraging as they continue to demonstrate the widespread nature of the classical granitoid – hosted gold mineralization developed within the approximately 1,000 meter long Zone 2 gold-in-soil anomaly, and illustrate the potential of the extensive, untested gold-in-soil anomalies along the over 5.5 km long Kibi Gold Trend,” stated President and CEO James Longshore. “All targets are near surface, remain open in all directions, and offer potential for shallow oxide mineralization amenable to bulk mining and heap leaching, as well as large primary gold systems at depth. It is apparent that additional trenching and a major follow-up drill program is justified on Zone 2, and other targets along the extensive Kibi gold-in-soil trend,” he added.

Results for Xtra-Gold’s first 15 RC holes on Zone 2 were reported on September 29, 2009. These holes targeted the Trench TKB005 and Trench TKB004 gold zones located at the southeast extremity of Zone 2 of the Kibi Gold Trend; an over 5.5 km long, NE – trending, anomalous gold-in-soil trend characterized by four (4) extensive higher grade zones ranging from approximately 800 meters by 75 – 300 meters to 1,000 meters by 100 – 500 meters in area. Highlights include intercepts of 6.29 g/t gold over 23 meters, including 8.66 g/t gold over 10 meters, in hole #KBRC09047 and 2.97 g/t gold over 18 meters, including 6.32 g/t gold over 8 meters, in hole #KBRC09042 from the Trench TKB005 zone; and intercepts of 1.44 g/t gold over 78 meters, including 3.26 g/t gold over 13.0 meters and 2.27 g/t gold over 20.0 meters, in hole #KBRC09055 and 2.01 g/t gold over 20 meters, including 4.29 g/t gold over 6 meters, in hole #KBRC09056 from the Trench TKB004 zone.

Seven (7) out of the 12 present drill holes were designed to better define gold mineralization at the Trench TKB006 and Trench TKB010 zones identified during the initial scout drilling program at the northwest extremity of Zone 2 of the Kibi Gold Trend (see press releases dated December 10, 2008 and January 8, 2009); 1 hole targeted a new gold zone exposed in recent trenching (Trenches TKB014E & 14F); 2 holes probed previously untested gold-in-soil anomalies; and 2 holes tested an Induced Polarization (‘IP’) / Resistivity anomaly spatially associated with a gold-in-soil anomaly. In addition a total of 960 linear meters of mechanized trenching (38 trenches) was also conducted on Zone 2 in conjunction with the drilling program to better define the surface trace of the host granitoid bodies, to test strike extensions of known mineralization, and to test gold-in-soil anomalies and geophysical targets.

Five (5) out of the 7 holes targeting the Trench TKB006, TKB010, and TKB014E-14F zones yielded significant gold intercepts, with all mineralized intercepts consisting of granitoid – hosted gold mineralization spanning from 1 meter to 76 meters in core length. Mineralization identified to date by trenching and drilling, spread out over an approximately 975 meter East – West distance on the Zone 2 gold-in-soil trend, appears to be hosted by a series of sill – like granitoid bodies hosted within a folded metasediment – metavolcanic rock sequence. Mineralized material consists of altered quartz diorite and tonalite exhibiting quartz – iron carbonate veining, and disseminated sulphides.

Table 1: Significant Drill Intercepts - Kibi Gold Trend Project (Zone 2 - RC Holes #KBRC09057 to #KBRC09068)
Hole ID	From (meters)	To (meters)	[1]Core Length (meters)	Gold Grams Per Tonne	Target Zone
KBRC09057	Anomalous				Trench TKB006

KBRC09058	No Significant Intersection				Gold-In-Soil Anomaly

KBRC09059	29	38	9	0.65	Trench TKB006
Including	29	32	3	1.05

KBRC09060	1	40	39	3.54*	Trench TKB006
Including	4	28	24	5.29*
and including	4	14	10	10.95*
and including	6	7	1	10.85
and including	8	9	1	22.60
and including	9	10	1	272.00 (Uncut)

KBRC09061	No Significant Intersection				Trench TKB006

KBRC09062	9	13	4	4.03	Trench TKB014E-F
Including	9	10	1	9.32

KBRC09063	No Significant Intersection				Geophysical Target

KBRC09064	No Significant Intersection				Geophysical Target

KBRC09065	5	8	3	2.40	Trench TKB006
including	6	7	1	4.87
KBRC09065	54	55	1	3.98

KBRC09066	No Significant Intersection				Gold-In-Soil Anomaly

KBRC09067	14	19	5	1.16	Trench TKB010
including	15	16	1	3.86
KBRC09067	30	34	4	1.99
including	30	31	1	5.76

KBRC09068	0	76	76	1.62	Trench TKB010
including	4	45	41	2.15
and including	4	24	20	3.36
and including	4	13	9	5.25
and including	4	5	1	19.50
and including	41	42	1	10.40
[1] Reported intercepts are core - lengths; true width of mineralization is unknown at this time.
* Gold values cut to 50 grams per tonne (g/t)

Note: “Significant Intercepts” satisfy following criteria: greater than (>) 5.0 gram gold x meter product and > 0.5 g/t gold. “Anomalous” signifies at least one intercept >2.0 gram gold x meter product and >0.25 g/t gold.

Holes #KBRC09057, #KBRC09059 to #KBRC09061 (3), and #KBRC09065 further tested the Trench TKB006 gold zone situated in the north-central portion of the approximately 1,000 meter long Zone 2 gold-in-soil anomaly. Additional mechanized trenching and geological mapping during the present drilling campaign appears to indicate that the Trench TKB006 zone is characterized by two, NNW – trending, approximately 8 meters and 40 meters wide, sill – like granitoid bodies lying approximately 25 meters apart within a metasediment rock sequence. Hole #KBRC09060 targeting an extensive system of NE to SE trending quartz veining developed within the wider, eastern granitoid body returned an intercept from surface of 39.0 meters grading 9.23 g/t gold uncut (3.54 g/t gold cut), including 10.0 meters grading 33.15 g/t gold uncut (10.95 g/t gold cut). Drilling to date, including initial scout drill hole #KBD08005 which returned intercepts of 1.18 g/t gold over 17.0 meters and 1.02 g/t gold over 15.0 meters, has traced the Trench TKB006 gold zone mineralization over an approximately 160 meter strike distance.

Hole #KBRC09062 designed to undercut gold mineralization discovered by trenching of a previously untested gold-in-soil anomaly lying approximately 225 meters west – northwest of the Trench TKB006 zone yielded a granitoid – hosted gold mineralization intercept of 4.03 g/t gold over 4.0 meters, including 1 meter grading 9.32 g/t gold. The two target trenches positioned end to end on the same soil geochemical anomaly line both returned significant channel sample intercepts separated by an approximately 20.5 meter distance, including: 8.49 g/t gold over a 5.0 meter trench – length, including 2.0 meters grading 14.85 g/t gold, in trench #TKB014E; and 6.86 g/t gold over a 8.0 meter trench – length, including 1.0 meter grading 22.4 g/t gold, in trench #TKB014F. This new gold zone is considered especially interesting given the values defined at this early stage and the extent of the untested gold-in-soil anomalies present along Lines 167N to L169N within the approximately 400 meter gap between the Trench TKB006 and TKB010 zones.

Holes #KBRC09067 and #KBRC09068 further tested the Trench TKB010 gold zone located at the north-western extremity of the approximately 1,000 meter long Zone 2 gold-in-soil anomaly. Hole #KBRC09068 targeting an extensive system of NE to NW trending quartz veining exposed in Trench #TKB010 returned a granitoid – hosted gold mineralization intercept from surface of 76.0 meters grading 1.62 g/t gold, including 20.0 meters grading 3.36 g/t gold (and including 5.25 g/t gold over 9.0 meters). Drilling and trenching to date, including initial scout drill hole #KBD08008 which returned an intercept of 1.01 g/t gold over 45.0 meters (including 2.01 g/t gold over 12.0 meters), have traced the Trench TKB010 gold zone mineralization over an approximately 150 meter distance along the inner, northern margin of an east to southeast trending granitoid body.

A geological – geophysical compilation encompassing the extensive geological / structural mapping of access roads, drill pads, and trenches conducted in conjunction with the recently completed drill program is ongoing in preparation for a follow-up drill program anticipated for early 2010.

Xtra-Gold has implemented a rigorous quality assurance / quality control (QA/QC) program to ensure best practices in sampling and analysis of drill core, reverse circulation (“RC”) samples, and trench channel samples, the details of which can be viewed on the Company’s website at www.xtragold.com. Yves P. Clement, P.Geo., Vice President, Exploration for Xtra-Gold and the Company’s Qualified Person as defined by NI 43-101, has reviewed and approved the technical information in this press release.

About Xtra-Gold

Xtra-Gold Resources Corp. is a gold exploration company with a dominant land position in the highly prospective and under explored Kibi – Winneba greenstone belt (‘Kibi Gold Belt’) located in Ghana, West Africa. For further information, please visit our website at www.xtragold.com. If you have any questions, please contact James Longshore, President, at 416-579-2274.

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. The Company does not assume any obligation to update any forward-looking statements, save and except as may be required by applicable securities laws.